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                                                                  Exhibit 10.5


                        WESTWOOD HOMESTEAD SAVINGS BANK
                          DIRECTORS' RETIREMENT PLAN


     The Board of Directors of Westwood Homestead Savings Bank has adopted this Directors' Retirement Plan, effective on January 1, 1995.

                                   ARTICLE I
                                  DEFINITIONS

     The following words and phrases, when used in the Plan with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise.

     "Account" shall mean a bookkeeping account maintained by the Bank in the name of each Participant.

     "Average Fees" means the average base annual fees that the Bank's non-Employee Directors received for service on the Board during the calendar year preceding the year in which a Participant's service on the Board terminates.

     "Bank" shall mean Westwood Homestead Savings Bank.

     "Beneficiary" shall mean the person or persons whom Director Fritz may designate as the beneficiary of his Benefits under Article III. Director Fritz's election of a Beneficiary shall be made on the Election Form, shall be revocable by Director Fritz during his lifetime, and shall be effective only upon its delivery to and acceptance by the Board (which acceptance shall be presumed unless, within ten business days of receiving Director Fritz's election, the Board provides Director Fritz with a written notice detailing the reasons for its rejection).

     "Benefits" shall mean the Benefits accrued under Article II and payable under Article III hereof.

     "Benefit Percentage" shall be determined based on the number of the Participant's full years of service on the Board (whether before or after the Effective Date and whether or not as an Employee), and shall be determined according to the following schedule:

          Full Years of Service
              as a Director                          Percentage
          ---------------------                     ------------

               Less than 5                                0%
                    5                                    25%
                  6-19                          5% per year increase
               20 or more                               100%




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     Notwithstanding the foregoing, a Participant's Benefit Percentage shall accelerate to 100% upon his or her retirement from the Board at or after age 75 with 10 or more years of service on the Board (whether before or after the Effective Date and whether or not as an Employee).

     "Board" shall mean the Board of Directors of the Bank.

     "Change in Control" shall mean any one of the following events:

     (a) When the Bank is in the "mutual" form of organization, a "Change in Control" shall be deemed to have occurred if:

          (i) as a result of, or in connection with, any exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were non-employee directors of the Bank before such transaction cease to constitute a majority of the Board of the Bank or any successor to the Bank;

          (ii) the Bank transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Bank;

          (iii) the Bank sells substantially all of the assets of a subsidiary or affiliate;

          (iv) any "person" including a "group", exclusive of the Board or any committee thereof, is or becomes the "beneficial owner", directly or indirectly, of proxies of the Bank representing twenty-five percent (25%) or more of the combined voting power of the Bank's members; or

          (v) the Bank is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than seventy percent (70%) of the outstanding proxies relating to the surviving or resulting corporation are given, in the aggregate, by the former members of the Bank.

     (b) If the Bank shall be in the "stock" form of organization, a "Change in Control" shall be deemed to have occurred if:

          (i) as a result of, or in connection with, any initial public offering, tender offer or exchange offer, merger or other business combination, sale of assets or contested election, any combination of the foregoing transactions, or any similar transaction, the persons who were directors of the Bank before such transaction cease to constitute a majority of the Board of the Bank or any successor to the Bank;

          (ii) the Bank transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Bank;

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          (iii)  the Bank sells substantially all of the assets of a subsidiary or affiliate;

          (iv) any "person" including a "group" is or becomes the "beneficial owner", directly or indirectly, of securities of the Bank representing twenty-five percent (25%) or more of the combined voting power of the Bank's outstanding securities (with the terms in quotation marks having the meaning set forth under the federal securities laws); or

          (v) the Bank is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than seventy percent (70%) of the outstanding voting securities of the surviving or resulting corporation is owned in the aggregate by the former stockholders of the Bank.

     Notwithstanding the foregoing, a "Change in Control" shall NOT be deemed to occur solely by reason of a transaction in which the Bank converts to the stock form of organization. The decision of the Board as to whether a Change in Control has occurred shall be conclusive and binding.

     "Director" shall mean a member of the Board.

     "Effective Date" shall mean the date on which the Plan first becomes effective, as determined under Article XV hereof.

     "Election Form" shall mean the form attached hereto as Exhibit "A".

     "Employee" shall mean any person whom the Bank treats as an employee for federal payroll tax purposes.

      "Participant" means an individual who serves on the Board at some time on or after the Effective Date and who is not also an Employee.

      "Plan" shall mean this Westwood Homestead Savings Bank Directors' Retirement Plan.

      "Quarterly Accrual" shall mean with respect to each Participant, the quarterly financial expense, determined under generally accepted accounting principles, which the Bank would have incurred in order to fund a liability arising from the Bank's obligation, upon the Participant's termination of service on the Board, to provide the Participant with a 50% retirement annuity with a term of the lesser of ten years or the Participant's life, with the amount of each annual payment being equal to the product of his or her Benefit Percentage, his or her Vested Percentage, and 65% of Average Fees; provided, however, that in the case of Directors who have served 40 or more years on the Board (whether before or after the Plan's Effective Date), said 75% shall be increased to 100%; provided further that, with respect to Director Fritz, "Quarterly accrual" shall mean the quarterly financial expense determined under generally accepted accounting principles, which the Bank would have incurred to fund a liability arising from the Bank's obligation, upon Mr. Fritz's termination of service on the Board, to provide Mr.

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Fritz with a 50% joint and survivor retirement annuity with a fifteen year term, with the amount of each annual payment being equal to his Benefit Percentage, his Vested Percentage and 100% of his Average Fees.

     "Retirement Adjustment" shall mean the present value of the Quarterly Accruals, if any, which are projected to occur after the date of a Participant's termination of service on the Board and which are attributable to the Participant's Vested Percentage, Benefit Percentage and the Average Fees, all determined as of the date of the Participant's termination of service on the Board. The Retirement Adjustment shall be determined by the Board with the Participant abstaining from consideration of the matter.

     "Trust Agreement" shall mean the agreement entered into pursuant to the terms hereof between the Bank and the Trustee, and "Trust" means the trust created thereunder.

     "Trustee" shall mean that person(s) or entity appointed by the Board pursuant to the Trust Agreement to hold legal title to the Plan assets for the purposes set forth herein.

     "Vested Percentage" shall be determined based on the number of the Participant's full years of service on the Board AFTER the Effective Date (whether or not as an Employee), and shall be determined according to the following schedule:

          Post-Effective Date Years                  Participant's
           of Service on the Board                 Vested Percentage
          -------------------------                -----------------

                 Less than 1                                25%
                      1                                     50%
                      2                                     75%
                  3 or more                                100%

     Notwithstanding the foregoing, a Participant's Vested Percentage shall accelerate to 100% upon his or her termination of service on the Board as a result of his or her death or disability (as determined by the Board), or upon his or her completion of 40 or more years of service (whether before or after the Plan's Effective Date).

                                   ARTICLE II
                         QUARTERLY CREDITS TO ACCOUNTS

     The Bank shall establish and maintain an Account for each Participant. On the last business day of each calendar quarter, the Bank shall credit to each Participant's Account an amount equal to the sum of (i) the Quarterly Accrual attributable to the Participant, (ii) any appreciation or depreciation, determined according to the Participant's Election Form, on the balance of the Participant's Account during the particular calendar quarter, and (iii) the Retirement Adjustment, if any.

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                                  ARTICLE III
                   DISTRIBUTIONS FROM ACCOUNTS; ELECTION FORMS

     A Participant's Account shall be paid in ten (fifteen with respect to Director Fritz) substantially equal annual installments beginning on the first day of the second month following the Participant's termination of service on the Board, provided that Director Fritz may elect on his Election Form to have his designated Beneficiary receive, in lieu of installment payments, a single distribution of 100% of the Benefits to which the Participant is entitled hereunder.

     If a Director Fritz dies before receiving all Benefits payable pursuant to this Article II, then such payment(s) shall be made to the Beneficiary designated by Director Fritz in the manner directed by Mr. Fritz's Election Form then in effect. If no Beneficiary has been designated, or if the designated Beneficiary has predeceased Mr. Fritz, then all Benefits payable in respect of Mr. Fritz shall be distributed in a lump sum to Director Fritz's estate by the first day of the second month following Director Fritz's Death. If a designated Beneficiary survives Director Fritz but then dies before all Benefits payable hereunder have been paid, then the aggregate Benefits then unpaid shall be paid over to the Beneficiary's estate, in a lump sum, on the first day of the second month following the date of Director Fritz's death. Participants other than Director Fritz shall not be entitled to survivorship benefits.

     Elections made pursuant to executed Election Forms shall be revocable during the Director Fritz's lifetime and Director Fritz may, by submitting an effective superseding Election Form at any time and from time to time, prospectively change the designated Beneficiary, the manner of payment to a Beneficiary, or the deemed future investment of his Account. An Election Form shall be effective only upon its delivery to and acceptance by the Board, which acceptance shall be presumed unless, within ten business days of receiving Director Fritz's election, the Board provides Director Fritz with a written notice detailing the reasons for its rejection.

                                   ARTICLE IV
                               SOURCE OF BENEFITS

     Benefits shall constitute an unfunded, unsecured promise by the Bank to provide such payments in the future, as and to the extent such Benefits become payable. Benefits shall be paid from the general assets of the Bank, and no person shall, by virtue of this Plan, have any interest in such assets (other than as an unsecured creditor of the Bank). For any fiscal year during which a Trust, as described herein at Article VII, is maintained, (i) the Trustee shall inform the Board annually prior to the commencement of each fiscal year as to the manner in which such trust assets shall be invested, and (ii) the Board shall, as soon as practicable after the end of each fiscal year of the Bank, provide the Trustee with a schedule specifying the amounts payable to each Participant, and the time for making such payments.

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                                    ARTICLE V
                                    ASSIGNMENT

     Except as otherwise provided by this Plan, it is agreed that neither the Participant nor his or her Beneficiary nor any other person or persons shall have any right to commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any Benefits hereunder, which Benefits and the rights thereto are expressly declared to be nontransferable.

                                   ARTICLE VI
                            NO RETENTION OF SERVICES

     The Benefits payable under this Plan shall be independent of, and in addition to, any other compensation payable by the Bank to a Participant, whether in the form of fees, bonus, retirement income under employee benefit plans sponsored or maintained by the Bank, or otherwise. This Plan shall not be deemed to constitute a contract of employment between the Bank and any Participant.

                                   ARTICLE VII
                               RIGHTS OF DIRECTORS

     The rights of the Directors under this Plan and of their Beneficiaries shall be solely those of unsecured creditors of the Bank. In the event that the Bank shall establish an irrevocable Trust to be attached hereto, such assets of the Bank may be held by such Trust, subject to claims by general creditors of the Bank by appropriate judicial action as provided by such Trust.

                                  ARTICLE VIII
                  AUTOMATIC CASH-OUT UPON A CHANGE IN CONTROL

     The provisions of this Article shall supersede any provisions of this Plan to the contrary. In the event of a Change in Control while a Participant is serving on the Board, the Participant's Benefit Percentage and Vested Percentage shall become 100%. In addition, at any time no later than five business days following a Change in Control, the Bank shall establish the Trust (if it has not been previously established), and shall contribute an amount to the Trust that is projected to be sufficient to enable the Trust to pay all Benefits that could become payable.

                                   ARTICLE IX
                                 REORGANIZATION

     The Bank agrees that it will not merge or consolidate with any other corporation or organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Bank herein set forth. The Bank further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this paragraph, without having made adequate provision for the fulfillment of its obligation hereunder.

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                                    ARTICLE X
                            AMENDMENT AND TERMINATION

     The Board may amend or terminate the Plan at any time, provided that no such amendment or termination shall, without the written consent of an affected Participant, alter or impair any rights of the Participant under the Plan.

                                   ARTICLE XI
                                   STATE LAW

     This Plan shall be construed and governed in all respects under and by the laws of the State of Ohio. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                   ARTICLE XII
                                HEADINGS; GENDER

     Headings and subheadings in this Plan are inserted for convenience and reference only and constitute no part of this Plan. This Plan shall be construed, where required, so that the masculine gender includes the feminine.

                                  ARTICLE XIII
                           INTERPRETATION OF THE PLAN

     The Board shall have sole and absolute discretion to administer, construe, and interpret the Plan, and the decisions of the Board shall be conclusive and binding on all affected parties (unless such decisions are arbitrary and capricious); provided that a Participant shall abstain from voting on any matter that directly affects the calculation of his or her Benefits or the particular terms of its payment (except that no abstention is required with respect to those issues that have an immediate and substantially equivalent effect on all Participants).

                                  ARTICLE XIV
                                  LEGAL FEES

     In the event any dispute shall arise between a Director and the Bank as to the terms or interpretation of this Plan, whether instituted by formal legal proceedings or otherwise, including any action taken by a Director to enforce the terms of this Plan or in defending against any action taken by the Bank, the Bank shall reimburse the Director for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, provided that the Director shall return such amounts to the Bank if he fails to obtain a final judgment by a court of competent jurisdiction or obtain a settlement of such dispute, proceedings, or actions substantially in his or her favor. Such reimbursements to a Director shall be paid within 10 days of the Director furnishing to the Bank written evidence, which may be in the form, among other things, of a cancelled check or receipt, of any costs or expenses incurred by the Director. Any

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such request for reimbursement by a Director shall be made no more frequently than at 30 day intervals.

                                   ARTICLE XV
                                 EFFECTIVE DATE

     The Plan shall become effective on January 1, 1995. Unless terminated earlier in accordance with Article XI, this Plan shall remain in effect during the term of service of the Participants and until all Benefits payable hereunder have been made.
























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